Exhibit 10.11

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of January 30, 2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and CERUS CORPORATION, a Delaware corporation with offices located at 2550 Stanwell Drive, Concord, CA 94520 (“Borrower”).

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of June 30, 2014 (as may be amended from time to time, the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower, Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 2.5(d) (Lenders’ Expenses). Section 2.5(d) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(d) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due; provided that expenses for the initial documentation and negotiation of this Agreement and the Closing Items (as defined in the Post Closing Letter) incurred in excess of One Hundred Thousand Dollars ($100,000.00) are subject to the approval of Borrower.”

3. Limitation of Amendment.

3.1 The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary and Treasurer

BORROWER:

CERUS CORPORATION

By:	/s/ Kevin D. Green
Name:	Kevin D. Green
Title:	VP Finance and CFO

[Signature Page to First Amendment to Loan and Security Agreement]